SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of The Riverfront Funds, Inc. on behalf of Riverfront Large Company Select Fund, Riverfront Balanced Fund, Riverfront Small Company Select Fund, Riverfront Select Value Fund, Riverfront U.S. Government Income Fund, and Riverfront U.S. Government Securities Money Market Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 06/30/2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  August 26, 2003

/s/ J. Donald Raines

Title: President, Principal Executive Officer



Dated: August 26, 2003
/s/ c. John Ollier

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.